UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 9, 2013
Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (301) 795-1800

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 9, 2013, Emergent BioSolutions Inc. announced positive interim results from a Phase 2 study evaluating the combination of otlertuzumab (TRU-016) and bendamustine versus bendamustine alone in people with relapsed chronic lymphocytic leukemia (CLL) (Study 16201). Overall response rate was the primary endpoint of the study. Data show that otlertuzumab in combination with bendamustine produced a higher response rate than bendamustine alone by International Workshop on CLL and National Cancer Institute response criteria. Overall incidence of adverse events, severe and serious adverse events were generally similar in both arms of the study. The Phase 2 data were presented at the American Society of Hematology annual meeting in New Orleans, Louisiana. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 10, 2013, Emergent BioSolutions Inc. announced preliminary results from a Phase 1b single-arm, open-label study evaluating the safety and efficacy of otlertuzumab (TRU-016) in combination with rituximab in people with previously untreated  chronic lymphocytic leukemia (CLL) (Study 16009). Data from the first cohort to have completed enrollment, presented during the American Society of Hematology annual meeting, showed that the combination was active and well tolerated. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1  Press Release issued by Emergent BioSolutions Inc. on December 9, 2013.
99.2  Press Release issued by Emergent BioSolutions Inc. on December 10, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2013	EMERGENT BIOSOLUTIONS INC.
	By:	/s/Robert G. Kramer Robert G. Kramer Executive Vice President and Chief Financial Officer